Exhibits (16)(A) & (B)

                         	MBL Variable Contract Account-7


ITEM: 28(b)(16)(A) SCHEDULE OF COMPUTATION FOR YIELD QUOTATION



Unit	     Unit				                Unit	     Base
Value -   Value	    =   Net  	   Value   =  Period   X  365/7 =  7-Day
12/31/97  12/24/97 	   Change / 12/24/97    Return			   Yield

$19.658	  $19.639		 =   .019 	/  $19.639 =  .0009675	       		=  5.04%




ITEM: 28(b)(16)(B)	SCHEDULE OF COMPUTATION FOR EFFECTIVE
					YIELD QUOTATION



	Effective Yield	= [(Base Period Return + 1)365/7] - 1

            					= [(.0009675 + 1)365/7] - 1

            					= 5.17%